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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
V.I. Technologies, Inc.:


We consent to incorporation by reference in the registration statements on Forms S-8 (No. 333-62925, No.333-62927, and No. 333-58601) of V.I. Technologies, Inc.
of our report dated January 15, 1999 relating to the balance sheets of V.I. Technologies, Inc. as of January 2, 1999 and December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 2, 1999, which report appears in the January 2, 1999 annual report on Form 10-K of V.I. Technologies, Inc.


                                                /s/  KPMG LLP



Melville, New York
March 31, 1999